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February 24, 2011

JPMorgan Trust I

245 Park Avenue

New York, NY 10167

Re:	JPMorgan Trust I

File Nos. 333-103022 and 811-21295

Dear Ladies and Gentlemen:

We have acted as counsel for JPMorgan Trust I, a Delaware statutory trust (the “Trust”), and its separate series listed on Appendix A hereto (each, a “Fund”), in connection with Post-Effective Amendment No. 141 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined and relied upon originals, copies or electronic mail transmissions of, among other things, the following: the Registration Statement; the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware; the Declaration of Trust of the Trust dated as of November 5, 2004, as amended to date; and the Bylaws of the Trust dated as of November 5, 2004, as amended to date. We have also examined such documents and questions of law as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by each Fund’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

US   Austin   Boston   Charlotte   Hartford   New York   Orange County   Philadelphia   Princeton   San Francisco

Silicon Valley   Washington DC

EUROPE   Brussels   London   Luxembourg   Moscow   Munich    Paris   ASIA   Beijing   Hong Kong

JPMorgan Trust I February 24, 2011 Page 2

Based upon the foregoing, we are of the opinion that each Fund’s shares registered under the Securities Act, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very Truly Yours,

Dechert LLP

JPMorgan Trust I February 24, 2011 Page 3

Appendix A

JPMorgan International Funds

JPMorgan Asia Equity Fund

JPMorgan China Region Fund

JPMorgan Emerging Economies Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Global Focus Fund

JPMorgan India Fund

JPMorgan International Currency Income Fund

JPMorgan International Equity Fund

JPMorgan International Opportunities Fund

JPMorgan International Small Cap Equity Fund

JPMorgan International Value Fund

JPMorgan International Value SMA Fund

JPMorgan Intrepid European Fund

JPMorgan Intrepid International Fund

JPMorgan Latin America Fund

JPMorgan Russia Fund

JPMorgan Tax Aware Funds

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund

JPMorgan Tax Aware U.S. Equity Fund

JPMorgan Specialty Funds

Highbridge Statistical Market Neutral Fund

Highbridge Dynamic Commodities Strategy Fund

JPMorgan Research Market Neutral Fund

JPMorgan Research Equity Long/Short Fund

JPMorgan International Realty Fund

JPMorgan Funds

JPMorgan Income Builder Fund

JPMorgan Strategic Preservation Fund